SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BP Capital Markets America Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	74-3028746
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

501 Westlake Park Boulevard Houston, Texas 77079	77079
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates:

333-228369

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

3.588% Guaranteed Notes due 2027

3.017% Guaranteed Notes due 2027

3.119% Guaranteed Notes due 2026

3.224% Guaranteed Notes due 2024

3.216% Guaranteed Notes due 2023

2.750% Guaranteed Notes due 2023

2.520% Guaranteed Notes due 2022

3.245% Guaranteed Notes due 2022

2.112% Guaranteed Notes due 2021

4.742% Guaranteed Notes due 2021

4.50% Guaranteed Notes due 2020

Floating Rate Guaranteed Notes due 2022

New York Stock Exchange

New York Stock Exchange

New York Stock Exchange

New York Stock Exchange

New York Stock Exchange

New York Stock Exchange

New York Stock Exchange

New York Stock Exchange

New York Stock Exchange

New York Stock Exchange

New York Stock Exchange

New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

BP Capital Markets America Inc. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated December 10, 2018 under “Description of the New Notes and Guarantees”, filed with the Commission on December 10, 2018 under Rule 424(b)(3), pursuant to the Company’s registration statement on Form F-4 (File Nos. 333-228369 and 333-228369-01) originally filed with the Commission on November 14, 2018 as thereafter amended and supplemented (the “Registration Statement”), under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

1.

Indenture, dated as of June 4, 2003, among the Company, BP p.l.c., as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”) (incorporated by reference to Exhibit 4 to the Guarantor’s Form F-3 dated November 3, 2003).

2.	The Third Supplemental Indenture, dated as of December 14, 2018, among the Company, the Guarantor and the Trustee.

3.	Form of 3.588% Guaranteed Notes due 2027 (included in Exhibit A-1 to the Third Supplemental Indenture filed as Exhibit 2).

4.	Form of 3.017% Guaranteed Notes due 2027 (included in Exhibit A-2 to the Third Supplemental Indenture filed as Exhibit 2).

5.	Form of 3.119% Guaranteed Notes due 2026 (included in Exhibit A-3 to the Third Supplemental Indenture filed as Exhibit 2).

6.	Form of 3.224% Guaranteed Notes due 2024 (included in Exhibit A-4 to the Third Supplemental Indenture filed as Exhibit 2).

7.	Form of 3.216% Guaranteed Notes due 2023 (included in Exhibit A-5 to the Third Supplemental Indenture filed as Exhibit 2).

8.	Form of 2.750% Guaranteed Notes due 2023 (included in Exhibit A-6 to the Third Supplemental Indenture filed as Exhibit 2).

9.	Form of 2.520% Guaranteed Notes due 2022 (included in Exhibit A-7 to the Third Supplemental Indenture filed as Exhibit 2).

10.	Form of 3.245% Guaranteed Notes due 2022 (included in Exhibit A-8 to the Third Supplemental Indenture filed as Exhibit 2).

11.	Form of 2.112% Guaranteed Notes due 2021 (included in Exhibit A-9 to the Third Supplemental Indenture filed as Exhibit 2).

12.	Form of 4.742% Guaranteed Notes due 2021 (included in Exhibit A-10 to the Third Supplemental Indenture filed as Exhibit 2).

13.	Form of 4.50% Guaranteed Notes due 2020 (included in Exhibit A-11 to the Third Supplemental Indenture filed as Exhibit 2).

14.	Form of Floating Rate Guaranteed Notes due 2022 (included in Exhibit A-12 to the Third Supplemental Indenture filed as Exhibit 2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BP Capital Markets America Inc.

Date: December 14, 2018	By:	/s/ Brian D. Smith
	Name:	Brian D. Smith
	Title:	Vice President & Chief Financial Officer